Exhibit 10.106

ASSIGNMENT TO TRUSTEE OF OIL AND GAS PRODUCTION

THE STATE OF TEXAS	§
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF RUSK	§

That, GUY MORRISON, JR., ROBERT OSRIE MORRISON and ANDY MORRISON, whose mailing address is P.O. Box 421, Selman City, Texas 75689, herein called “Grantor”, for good and valuable consideration paid by the Grantee herein named, and in furtherance of the provisions of a Deed of Trust which has this day been executed, by these presents, GRANT, CONVEY and TRANSFER unto O. DEAN BINGHAM, TRUSTEE, for the benefit of Grantor, and to its successors and substitutes in trust, all of Grantor’s right, title and interest in and to the oil, gas and mineral fee and leasehold estates presently owned, held, or claimed by Grantor and produced under the terms of the oil and gas leases, or otherwise, and/or covering the lands described and identified in Exhibit “A” attached hereto and made a part hereof.

When Trustee, or his successors in trust shall have received from the assigned interest a sufficient sum of money to pay and discharge a promissory note in the principal sum of NINETY FIVE THOUSAND AND NO/100 DOLLARS ($95,000.00) together with interest thereon, and in accordance with its terms and effect, this day executed by Grantor, payable to CITIZENS BANK, KILGORE, P. O. Box 1700, Kilgore, Gregg County, Texas 75663, and any additional sums due in connection with the making of such loan and such note, the said interest above described shall immediately revert to Grantor, its heirs and assigns. Trustee agrees to execute, at Grantor’s expense, an instrument in recordable form, evidencing the termination of this production payment when the same has been fully discharged. Until released, however, any pipeline company or purchaser of production dealing with Grantor, or any successor in interest, shall be entitled to assume that this production payment has not been liquidated.

This production payment shall be effective as of 7:00 a.m., May 1, 2001, and all oil and gas runs after said time shall conform thereto.

The terms hereof shall extend to and be binding upon the parties hereto, their heirs, legal representatives and assigns.

EXECUTED on this 2nd day of May, 2001.

/s/ Guy Morrison, Jr.
GUY MORRISON, JR.

/s/ Robert Osrie Morrison
ROBERT OSRIE MORRISON

/s/ Andy Morrison
ANDY MORRISON

This instrument is executed this 26TH day of January, 2004, but to be effective as of January 1, 2004, at 7:00 a.m.

Assignor

/s/ Nina Miley
Nina Miley

Assignee

Energytec, Inc.

BY	/s/ Frank W. Cole
Frank W. Cole President

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was acknowledged before me on this the 26th day of January, 2004, by Nina Miley.

/s/ Gregory Allen Ball
Notary Public, State of Texas

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was acknowledged before me on the 26th day of January, 2004 by Frank W Cole, President of Energytec, Inc.

/s/ Gregory Allen Ball
Notary Public, State of Texas